EXHIBIT 23.5

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Invitrogen Corporation of our report dated February 26, 2004, relating to the consolidated financial statements of BioReliance Corporation, which appears in Invitrogen Corporation’s Current Report on Form 8-K/A dated April 21, 2004. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

McLean, Virginia

December 7, 2004